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                                                                    Exhibit 10.3
                                                                    ------------

                                AMENDMENT NO. 1

                                     TO THE

                             CHART INDUSTRIES, INC.

                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


     This Amendment No. 1 (this "Amendment") to the 1996 Stock Option Plan for Outside Directors is made this 4th day of May, 2000 by the Board of Directors of Chart Industries, Inc. (the "Company"), the terms of which are effective as of the date hereof.

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Company's Board of Directors adopted the Chart Industries, Inc. 1996 Stock Option Plan for Outside Directors (the "Plan") on February 8, 1996; and

     WHEREAS, the Plan was approved at a meeting of the Company's stockholders on May 2, 1996; and

     WHEREAS, the Company desires to amend the Plan to increase the number of shares of the Company's common stock ("Common Stock") available for future grants under the Plan by 210,000; and

     WHEREAS, the Company's stockholders have approved this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

     Shares of Common Stock Subject to the Plan.  The second paragraph of
     ------------------------------------------
Section 3 of the Plan is deleted in its entirety and the following paragraph is substituted in lieu thereof:

          "Subject to the provisions of the next succeeding paragraph of this Section 3, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be Three Hundred Seventy-Eight Thousand Seven Hundred Fifty (378,750) shares of Common Stock."